                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COX RADIO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (COX RADIO INC. LOGO)

To the Stockholders of Cox Radio, Inc.

     You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, on Wednesday, May 19, 1999, at 9:30 a.m., local time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.

     Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card or take advantage of our new telephone or Internet voting system as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary or by using the telephone or Internet voting procedures at any time before the proxy is voted.

                                   Sincerely,
                                   /s/ ROBERT F. NEIL
                                   Robert F. Neil
                                   President and Chief Executive Officer

Atlanta, Georgia
March 29, 1999

                                COX RADIO, INC.
                          1400 LAKE HEARN DRIVE, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999
                             ---------------------

To the Stockholders of Cox Radio, Inc.

     The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. ("Cox Radio") will be held at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319 on Wednesday, May 19, 1999, at 9:30 a.m., local time, for the following purposes:

          1. To elect a Board of Directors of seven members to serve until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio's independent auditors for the year ending December 31, 1999;

          3. To approve the adoption of the Cox Radio, Inc. 1999 Employee Stock Purchase Plan; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 19, 1999 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.

     Cox Radio's Annual Report to stockholders for the year ended December 31, 1998 is enclosed herewith.

                                          By Order of the Board of Directors,
                                          /s/ Andrew A. Merdek
                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 29, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR NEW TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

                                COX RADIO, INC.
                          1400 LAKE HEARN DRIVE, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
                             ---------------------

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

SOLICITATION OF PROXIES

     The Board of Directors of Cox Radio, Inc. is furnishing this Proxy Statement to solicit proxies for use at Cox Radio's 1999 Annual Meeting of Stockholders, to be held on May 19, 1999, at 9:30 a.m., local time, at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia 30319, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

     This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Cox Radio on or about March 29, 1999. Cox Radio will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

     The shares of Class A Common Stock and Class B Common Stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation and not later revoked. Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

          (1) FOR the election of the Board of Directors' nominees for directors;

          (2) FOR the ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio's independent auditors for the year ending December 31, 1999; and

          (3) FOR the approval of the Cox Radio, Inc. 1999 Employee Stock Purchase Plan.

     If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

     Cox Radio has two classes of outstanding voting securities, Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share. As of March 19, 1999, there were outstanding 9,017,113 shares of Class A Common Stock and 19,577,672 shares of Class B Common Stock. Only holders of record of shares of Class A Common Stock or shares of Class B Common Stock at the close of business on March 19, 1999, which the Board of Directors has fixed as the record date, are entitled to vote at the meeting.

     The Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, which represent a majority of the votes entitled to be cast by such shares, will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors, the ratification of appointment of independent auditors and the approval of the Cox Radio, Inc. 1999 Employee Stock Purchase Plan.

     In determining whether a proposal is approved, we will count shares that the stockholder does not vote "for" as a vote "against" the proposal. Thus, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

     Stockholders will not have appraisal rights with respect to any of the proposals to be voted upon at the Annual Meeting.

VOTING BY PROXY

     If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

     Any proxy duly given pursuant to this solicitation may be revoked, by the stockholder, at any time prior to the voting of the proxy, by written notice to the Secretary of Cox Radio, by a later-dated proxy either signed and returned by mail or by using the telephone or Internet voting procedures before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

     As of March 19, 1999, Cox Enterprises, Inc., a Delaware corporation, through its wholly-owned subsidiary, Cox Broadcasting, Inc., a Delaware corporation, held approximately 95.6% of the combined voting power of the Class A Common Stock and Class B Common Stock. Accordingly, Cox Enterprises will have sufficient voting power to elect all members of the Board of Directors, to ratify the appointment of independent auditors, to approve the 1999 Employee Stock Purchase Plan and to control substantially all other actions that may come before the Annual Meeting.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the meeting, seven directors are to be elected to hold office until the 2000 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of Cox Radio.

     The seven directors nominated for election at the 1999 Annual Meeting of Stockholders are: David E. Easterly; Ernest D. Fears, Jr.; Richard A. Ferguson; Paul M. Hughes; James C. Kennedy; Robert F. Neil; and Nicholas D. Trigony. The persons named as proxies intend (unless authority is withheld) to vote for election of all of the nominees as directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the nominees is unable or unwilling to serve as a director of Cox Radio, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     The following information regarding the nominees, their principal occupations, employment history, and directorships in certain companies is as reported by the respective nominees.

     David E. Easterly, 56, has served as a director of Cox Radio since July 1996 and has served as President and Chief Operating Officer of Cox Enterprises since October 1994. He was President of Cox Newspapers, Inc., a subsidiary of Cox Enterprises, from May 1986 through October 1994. Mr. Easterly joined Cox Enterprises in 1970 at the Dayton Daily News, transferring to Atlanta in 1981 as Vice President of Operations for Cox Newspapers. He was named Publisher of The Atlanta Journal/Constitution in April 1984. Mr. Easterly is a member of the Board of Directors of the Associated Press and Mutual Insurance Company, Ltd. He is also a director of both Cox Enterprises and Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises.

     Ernest D. Fears, Jr., 66, has served as a director of Cox Radio since December 1996. He has been a lecturer at Howard University since 1990 and was a consultant to the National Institute of Health from February to August of 1996. From June 1992 to August 1992, he was General Manager for radio station XFRM-FM in San Diego, California/Tijuana, Mexico. Mr. Fears retired in 1987 as General Manager of American Broadcasting Company's WRQX-FM in Washington, D.C.

     Richard A. Ferguson, 53, has served as Vice President and Chief Operating Officer since April 1997 and as a director of Cox Radio since May 1997. Previously, Mr. Ferguson served as President, Chief Executive Officer and a Director of NewCity Communications, Inc. since its organization in 1986. He served as the President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz Broadcasting Company, Inc. Prior to 1981, he served as the President of Park City Communications, Inc., until Park City was acquired by Katz Communications, Inc. Mr. Ferguson is Chairman of the Joint Board of Directors of the National Association of Broadcasters ("NAB") and a member of the Radio Operators Caucus.

     Paul M. Hughes, 60, has served as a director of Cox Radio since December 1996. He has been President and Chief Operating Officer of OG Holding LTD since April 1995. From June 1991 through April 1, 1995 he was Chairman of Hughes Broadcasting Partners, and from April 1995 through December 1998 he was President of Great Trails Broadcasting, Inc.

     James C. Kennedy, 51, has served as a director of Cox Radio since July 1996. He has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises' President and Chief Operating Officer. Mr. Kennedy joined Cox Enterprises in 1972 and initially worked with Cox Enterprises' Atlanta newspapers. He is Chairman of the Board of Directors of Cox Communications and a director of National Service Industries, Inc., Flagler Systems, Inc. and an advisory director of Chase Bank of Texas, N.A.

     Robert F. Neil, 40, has served as President and Chief Executive Officer and as a director of Cox Radio since July 1996 and was Executive Vice
President -- Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville). He served as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983 at WYYY-FM and WSYR-AM (Syracuse).

     Nicholas D. Trigony, 58, has served as Chairman of the Board of Directors of Cox Radio since July 1996 and has served as President of Cox Broadcasting since March 1990. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President -- Radio and was Executive Vice President -- Broadcast from April 1989 to March 1990. He is also Chairman of the Board of the National Association of Television Program Executives and serves on its Executive Committee. Mr. Trigony is a past chairman and current board member of the Television Operators Caucus and chairman of the NAB Media Convergence Task Force.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information as of March 19, 1999 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by Cox Radio to own more than 5% of any class of the outstanding voting securities of Cox Radio.

                                                                                                PERCENT OF
                                                                                                VOTE OF ALL
                                              CLASS A                  CLASS B                  CLASSES OF
                                              COMMON     PERCENT OF     COMMON     PERCENT OF     COMMON
NAME OF BENEFICIAL OWNER                       STOCK       CLASS        STOCK        CLASS         STOCK
------------------------                     ---------   ----------   ----------   ----------   -----------
Cox Enterprises, Inc.(1)(2)(3).............         --        --      19,577,672      100%         95.62%
Massachusetts Financial Services
  Company(4)...............................  1,137,274      12.6%             --       --           0.56%
Baron Capital Group, Inc.(5)...............    920,000      10.2%             --       --           0.45%
Citigroup Inc.(6)..........................    670,917      7.44%             --       --           0.33%
Salomon Smith Barney Holdings, Inc.(6).....    646,017      7.16%             --       --           0.32%
Westport Asset Management, Inc.(7).........    546,900      6.07%             --       --           0.27%
Mutual Management Corp.(6).................    543,330       6.0%             --       --           0.27%
College Retirement Equities Fund(8)........    460,750      5.11%             --       --           0.22%

---------------

(1) The business address for Cox Enterprises is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319.
(2) All the shares of common stock of Cox Radio that are beneficially owned by Cox Enterprises are held of record by Cox Broadcasting. Cox Broadcasting holds 19,577,672 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings, Inc. are beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote (3) below.
(3) There are 202,269,423 shares of common stock of Cox Enterprises outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 58,316,422 shares (28.8%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 58,316,422 shares (28.8%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Richard L. Braunstein, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 82,745,685 shares (40.9%); and (iv) 235 individuals and trusts exercise beneficial ownership over the remaining 2,890,894 shares (1.4%). Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 199,378,529 shares (98.6%) of the common stock of Cox Enterprises. In addition, Garner Anthony, the husband of Barbara Cox Anthony, holds beneficially and of record 14,578 shares of common stock of Cox Enterprises. Barbara Cox Anthony disclaims beneficial ownership of such shares. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and a director of Cox Radio.
(4) The information contained in this table with respect to Massachusetts Financial Services Company is based on a filing on Schedule 13G reporting ownership as of December 31, 1998. The address for the reporting party is 500 Boylston Street, Boston, Massachusetts 02116.
(5) The information contained in this table with respect to Baron Capital Group, Inc. is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1997 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron. The principal business office of each of the reporting parties is 767 Fifth Avenue, 24th Floor, New York, New York 10153.
(6) The information contained in this table with respect to Citigroup Inc., Mutual Management Corp. and Salomon Smith Barney Holdings, Inc. is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1998. The principal address of Mutual Management and Salomon Smith Barney is 388 Greenwich Street, New York, NY 10013, the principal address for Citigroup is 153 East 53rd Street, New York, NY 10043.

(7) The information contained in this table with respect to Westport Asset Management, Inc. is based on a filing on Schedule 13G reporting ownership as of February 16, 1999. The address of the reporting person is 253 Riverside Avenue, Westport, CT 06880.
(8) The information contained in this table with respect to College Retirement Equities Fund is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1998 by College Retirement Equities Fund, TIAA Separate Account VA-1 and TIAA-CREF Mutual Funds. The principal business office of each reporting party is 730 Third Avenue, New York, New York 10017.

SECURITY OWNERSHIP OF MANAGEMENT

     "Beneficial ownership" of the Class A Common Stock of Cox Radio and the common stock of Cox Enterprises by Cox Radio's directors and Named Executive Officers, and by all directors and executive officers as a group at March 19, 1999 is shown in the following table. None of such persons, individually or in the aggregate, owns 1% or more of the common stock of Cox Radio or Cox Enterprises.

                                                                                 NUMBER OF SHARES OF
                                                     NUMBER OF SHARES OF           COX ENTERPRISES
NAME OF BENEFICIAL OWNER                          CLASS A COMMON STOCK OWNED     COMMON STOCK OWNED
------------------------                          --------------------------   -----------------------
David E. Easterly...............................             5,000                     135,323
Richard A. Ferguson.............................            27,000                          --
Robert B. Green.................................            58,704(a)                       --
James C. Kennedy................................            53,292                          --(b)
Marc W. Morgan..................................            68,900(c)                       --
Robert F. Neil..................................           113,581(d)                    3,068
Nicholas D. Trigony.............................             1,000                      39,892
Ernest D. Fears, Jr.............................             1,203                          --
Paul M. Hughes..................................               703                          --
James T. Morley.................................            27,000                          --
All directors and executive officers as a group
  (twelve persons, including those named
  above)........................................           393,113(e)                  178,283

---------------

(a) Includes 49,805 shares subject to stock options that are exercisable within 60 days.
(b) Mr. Kennedy owns of record no shares of common stock of Cox Enterprises. Sarah K. Kennedy, Mr. Kennedy's wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of 7,380 shares of common stock of Cox Enterprises. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 199,378,529 shares of common stock of Cox Enterprises. Also, Mr. Kennedy's children are the beneficiaries of a trust, of which R. Dale Hughes is the sole trustee, that beneficially owns 5,385 shares of common stock of Cox Enterprises. Mr. Kennedy disclaims beneficial ownership of all such shares.
(c) Includes 57,470 shares subject to stock options that are exercisable within 60 days.
(d) Includes 77,786 shares subject to stock options that are exercisable within 60 days.
(e) Includes 203,276 shares subject to stock options that are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Cox Radio's executive officers and directors and persons who own more than 10% of Cox Radio's Class A Common Stock to file reports of ownership and changes in ownership of Cox Radio's Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting person, Cox Radio believes that from January 1998 through the date of this Proxy Statement, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board of Directors met three times. The Executive Committee of the Board of Directors took action by unanimous written consent six times. The members of the Executive Committee are Nicholas D. Trigony (Chair), James C. Kennedy, David E. Easterly and Paul M. Hughes.

     Cox Radio also has an Audit Committee and a Compensation Committee of the Board of Directors. The members of the Audit Committee and the Compensation Committee are Paul M. Hughes and Ernest D. Fears, Jr. Mr. Hughes is the Chair of the Audit Committee and Mr. Fears is the Chair of the Compensation Committee.

     The Audit Committee:

     - approves the selection of the independent auditors for Cox Radio;
     - approves the services to be performed by the independent auditors;
     - reviews the scope and results of the annual audit;
     - reviews the independence of the auditors;
     - reviews the performance and fees of the independent auditors;
     - reviews the adequacy of the system of internal accounting controls;
     - reviews the scope and results of internal auditing procedures;
     - reviews the activities of Cox Radio's Risk Committee, a Board-created committee composed of senior financial managers with oversight of financial risk management; and
     - reviews related party transactions, if any.

     The Audit Committee met twice in 1998.

     The Compensation Committee:

     - adopts and oversees the administration of compensation plans for executive officers and senior management of Cox Radio;
     - determines awards granted to executive officers under such plans;
     - approves the chief executive officer's compensation; and
     - reviews the reasonableness of such compensation.

     The Compensation Committee met once in 1998.

COMPENSATION OF DIRECTORS

     The directors who are not affiliates of Cox Radio, Paul M. Hughes and Ernest D. Fears, Jr., are reimbursed for expenses and paid an annual fee of $20,000. The annual fee is paid as follows: (a) one-half in shares of Class A Common Stock pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors plus (b) one-half in cash. In addition, the non-affiliate directors receive a meeting fee of $1,000 for every board meeting and committee meeting attended. The directors of Cox Radio who are affiliates of Cox Radio do not receive any compensation for serving on the Board of Directors.

     Pursuant to the Directors' Restricted Stock Plan, directors who are not employees of Cox Radio or any of its subsidiaries or affiliates receive 50% of any annual Board of Directors retainer fee in the form of Class A Common Stock, subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances. The maximum number of shares of Class A Common Stock that may be granted pursuant to restricted stock awards under the Directors' Restricted Stock Plan is 25,000.

EXECUTIVE OFFICERS

     The executive officers of Cox Radio who are not directors are set forth below. Executive officers of Cox Radio are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Maritza C. Pichon, 44, has served as Chief Financial Officer of Cox Radio since July 1996. She was Assistant Controller of Cox Enterprises from June 1990 through June 1996. Previously, she served as manager of accounting, senior accountant and staff accountant. Ms. Pichon joined Cox Enterprises in September 1984.

     Marc W. Morgan, 49, has served as Senior Group Vice President of Cox Radio since May 1997, has been Vice President and General Manager of WSB Radio since July 1992 and Regional Vice President of Cox Broadcasting since August 1993. Previously, Mr. Morgan was Senior Vice President of Cox Radio from July 1996 to May 1997, and Vice President and General Manager of WCKG-FM (Chicago) from January 1984 to July 1992.

     James T. Morley, 49, has served as Senior Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Executive Vice President of NewCity since its organization in 1986. In 1971, he joined RKO General Broadcasting in Boston, Massachusetts and joined the sales staff of WROR-FM in February 1972. In October 1975, Mr. Morley became the General Sales Manager of Plough Broadcasting's Boston Radio stations, WCOP-AM/FM. He became General Sales Manager of WEZN-FM in November 1978, was elected Vice President of Park City in May 1979 and became Station Manager of WEZN-FM in November 1979. In August 1981, he became General Manager of WEZN-FM. From 1981 until 1986, he was Senior Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc. He is a member of the Board of Directors of the New York Marketing and Radio Association. Mr. Morley has announced that he will retire effective April 1, 1999.

     Robert B. Green, 45, has served as Group Vice President of Cox Radio since May 1997 and has been Vice President and General Manager of Cox Radio's Miami radio stations, WFLC-FM and WHQT-FM, since September 1992. Previously, Mr. Green was Regional Vice President of Cox Radio from July 1996 to May 1997, and Station Manager of WSB-AM/FM (Atlanta) from January 1990 to September 1992.

     Richard A. Reis, 45, has served as Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Group Vice President of NewCity since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM in Worcester, Massachusetts from 1981 and 1983, respectively, to 1989. Since 1989, he has served as General Manager of WDBO-AM and WWKA-FM in Orlando, Florida and of WCFB-FM since 1992. Since July 1996, Mr. Reis has served as Group Vice President of Cox Radio's seven Orlando Radio Stations (WDBO-AM, WWKA-FM, WCFB-FM, WPYO-FM, WHOO-AM, WHTQ-FM and WMMO-FM). He is a member of the Orlando Radio Broadcasters Association and Orlando Ad Federation.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1996, 1997 and 1998, respectively, concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer and the four most highly compensated executive officers of Cox Radio whose combined salary and bonus exceeded $100,000 in such periods (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                  -------------------------
                                                                           AWARDS
                                                                  -------------------------
                                       ANNUAL COMPENSATION         RESTRICTED    SECURITIES
NAME AND                           ---------------------------       STOCK       UNDERLYING      ALL OTHER
PRINCIPAL POSITION                 YEAR     SALARY     BONUS      AWARDS(A)(B)   OPTIONS(C)   COMPENSATION(D)
------------------                 ----    --------   --------    ------------   ----------   ---------------
Robert F. Neil...................  1998    $379,500   $303,600      $     --       26,544         $6,000
  President and Chief              1997     345,000    276,000        68,828       26,881          6,000
  Executive Officer                1996     300,000    210,000       721,516      113,515          6,000
Marc W. Morgan...................  1998    $265,650   $171,344      $     --        8,864         $6,000
  Senior Group                     1997     253,000    177,100        38,720        3,584          6,000
  Vice President                   1996     236,478    141,887       405,769       53,886          6,000
Richard A. Ferguson..............  1998    $273,430   $136,715            --        9,124          6,000
  Vice President and               1997(e)  195,308     52,082            --        8,085         $  826
  Chief Operating Officer
Robert B. Green..................  1998    $212,307   $131,630            --        7,017         $6,000
  Group Vice President             1997     200,290     89,130      $ 27,971        3,106          6,000
                                   1996     188,953    102,035       293,088       46,699          6,000
James T. Morley..................  1998    $239,522   $ 98,204            --        6,000         $6,000
  Senior Group                     1997(e)  172,733      7,000            --        6,288             --
  Vice President

---------------

(a) The aggregate number of restricted shares held by each Named Executive Officer as of December 31, 1998 and the aggregate value of such restricted shares based on the closing price of Class A Common Stock as of that date ($42.25 per share) are:

                     NAME                       NUMBER OF SHARES   VALUE AT 12/31/98
                     ----                       ----------------   -----------------
Robert F. Neil................................       35,032           $1,480,102
Marc W. Morgan................................       19,702              832,410
Richard A. Ferguson...........................            0                    0
Robert B. Green...............................       14,231              601,260
James T. Morley...............................            0                    0

(b) 1996 restricted stock awards represent units awarded under the Cox Enterprises, Inc. Unit Appreciation Plan ("UAP") which were converted to an equivalent award of restricted stock on October 2, 1996. These shares of restricted stock vested on January 1, 1999. The value of the awards as stated above is based on the closing price of the Class A Common Stock on the grant date ($22.75 per share). The number of shares of restricted stock awarded to Named Executive Officers in 1996 is as follows: Mr. Neil 31,715 shares; Mr. Morgan 17,836 shares; and Mr. Green 12,883 shares.

    1997 restricted stock awards represent additional awards made on March 31, 1997 to adjust for the use of an underestimated value of Cox Enterprises in converting UAP awards to restricted stock awards in 1996. These shares of restricted stock vested on January 1, 1999. The value of the awards as stated above is based on the closing price of the Class A Common Stock on the grant date ($20.75 per share). The number of shares of restricted stock awarded to Named Executive Officers in 1997 is as follows: Mr. Neil 3,317 shares; Mr. Morgan 1,866 shares; and Mr. Green 1,348 shares.
(c) 1996 option awards represent units awarded in 1996 under the UAP which were canceled and converted to equivalent awards of options for Class A Common Stock. 1997 option awards include additional awards made to adjust for the use of an underestimated value of Cox Enterprises in converting UAP awards to option awards in 1996.
(d) Reflects amounts contributed to the Cox Enterprises, Inc. Savings and Investment Plan and credited under the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan.
(e) Reflects compensation earned by Richard A. Ferguson and James T. Morley, respectively, from date of hire, April 1, 1997, through December 31, 1997.

  Long-Term Incentive Plan

     The Cox Radio, Inc. Long-Term Incentive Plan (the "LTIP") provides for various forms of equity-based incentive compensation with respect to Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock and awards consisting of combinations of such incentives. The Compensation Committee of Cox Radio administers the LTIP, and has the discretion to determine the type of awards to be granted, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not "insiders" for purposes of reporting obligations under Section 16 of the Securities Exchange Act of 1934. See "Security Ownership of Management."

     The following table discloses for the Named Executive Officers information regarding options granted under the LTIP during the fiscal year ended December 31, 1998:

                             OPTION GRANTS IN 1998

                                          PERCENT OF                             POTENTIAL REALIZABLE VALUE
                             NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES OF
                             SECURITIES    OPTIONS                              STOCK PRICE APPRECIATION FOR
                             UNDERLYING   GRANTED TO   EXERCISE                        OPTION TERM(B)
                              OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------------
NAME                         GRANTED(A)    IN 1998       SHARE        DATE          5%              10%
----                         ----------   ----------   ---------   ----------   ----------      ------------
Robert F. Neil.............    26,544       14.18%      $40.156    01/01/2008    $670,344        $1,698,784
Marc W. Morgan.............     8,864        4.74        40.156    01/01/2008     223,852           567,285
Richard A. Ferguson........     9,124        4.87        40.156    01/01/2008     230,418           583,925
Robert B. Green............     7,017        3.75        40.156    01/01/2008     177,208           449,080
James T. Morley............     6,000        3.21        40.156    01/01/2008     151,524           383,993

---------------

(a) Stock options become exercisable over a five year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable each year thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the option, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price.
(b) The dollar amount under the columns are the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $65.410 and $104.155, respectively. Cox Radio expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

     The following table sets forth information related to the number and value of options held at December 31, 1998 by the Named Executive Officers, two of whom exercised options in 1998:

                          1998 YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES                IN-THE-MONEY
                                                     UNDERLYING UNEXERCISED              OPTIONS/SARS AT
                         SHARES                   OPTIONS AT DECEMBER 31, 1998        DECEMBER 31, 1998(A)
                       ACQUIRED ON     VALUE      -----------------------------   -----------------------------
NAME                    EXERCISE      RECEIVED    EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                   -----------   ----------   -----------     -------------   -----------     -------------
Robert F. Neil.......    62,610      $1,496,751     77,786           26,544       $1,853,399         $55,575
Marc W. Morgan.......         0               0     57,470            8,864        1,356,849          18,559
Richard A.
  Ferguson...........         0               0      8,085            9,124          136,434          19,103
Robert B. Green......         0               0     49,805            7,017        1,175,880          14,691
James T. Morley......     6,288          84,310          0            6,000                0          12,562

---------------

(a) The exercisable value represents the value of the exercisable shares times the difference between the closing price on December 31, 1998 ($42.25 per share) and the exercise price of $18.50 per share for all 1996 options; $17.312 per share for all 1/1/97 options; $20.75 per share for all 3/31/97 options; $25.375 per share for all 6/18/97 options; and $40.156 for all 1/1/98 options.

  Retirement Plans

     Cox Enterprises, Inc. Pension Plan. The Cox Enterprises, Inc. Pension Plan (the "Pension Plan") is a tax-qualified defined benefit pension plan. The Pension Plan covers all eligible employees of Cox Enterprises and any of its affiliates who have adopted the Plan (including certain of the Named Executive Officers). No employee whose employment commenced after January 1, 1997, including former NewCity employees, is eligible for participation under the Pension Plan. The Pension Plan is funded through a tax-exempt trust, into which contributions are made as necessary based on an actuarial funding analysis.

     The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Plan after completing five years of vesting service. The Pension Plan benefit is determined under a formula based on a participant's compensation and years of benefit accrual service. Participants may elect from several option forms of benefit distribution.

     Cox Executive Supplemental Plan. The Cox Executive Supplemental Plan is a non-qualified defined benefit pension plan providing supplemental retirement benefits to certain management employees of Cox Enterprises and certain of its affiliates (including certain of the Named Executive Officers). The Executive Supplemental Plan is administered by the Management Committee of Cox Enterprises whose members are appointed by the Cox Enterprises Board of Directors. Such committee designates management employees to participate in the Executive Supplemental Plan. No management employee hired from New City participates in the Executive Supplemental Plan.

     The Executive Supplemental Plan monthly benefit formula, payable at normal retirement, is 2.5% of a participant's average compensation, as calculated in the Executive Supplemental Plan multiplied by the participant's years of benefit service credited under the Executive Supplemental Plan. The normal retirement benefit will not exceed 50 percent of a participant's average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the Executive Supplemental Plan are reduced by benefits payable to the participant under the Plan. Participants may elect from several optional forms of benefit distributions.

     The Executive Supplemental Plan is not funded currently by Cox Enterprises. Cox Radio will make annual payments to Cox Enterprises arising from its employees' participation in this plan as benefits are paid to Cox Radio employees under the Executive Supplemental Plan. However, all payments of current and future benefits due to Cox Radio employees will be made from the general funds of Cox Enterprises.

     The following table provides estimates of annual retirement income benefits payable to certain executives under the Pension Plan and the Executive Supplemental Plan:

               PENSION PLAN AND EXECUTIVE SUPPLEMENTAL PLAN TABLE

                                                             YEARS OF SERVICE
                 FINAL AVERAGE                   ----------------------------------------
                 COMPENSATION                                                     20 OR
                   (5 YEARS)                        5         10         15        MORE
-----------------------------------------------  -------   --------   --------   --------
  $150,000.....................................  $18,750   $ 37,500   $ 56,250   $ 75,000
   250,000.....................................   31,250     62,500     93,750    125,000
   350,000.....................................   43,750     87,500    131,250    175,000
   450,000.....................................   56,250    112,500    168,750    225,000
   550,000.....................................   68,750    137,500    206,250    275,000
   650,000.....................................   81,250    162,500    243,750    325,000
   750,000.....................................   93,750    187,500    281,250    375,000

     The Named Executive Officers participating in the plan have been credited with the following years of benefit service: Mr. Neil, 12 years; Mr. Morgan, 14 years; and Mr. Green, 8 years. The Pension Plan and the Executive Supplemental Plan define "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, long-term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Internal Revenue Code; the Executive Supplemental Plan does not impose this limit on covered compensation. The definition of "covered compensation" under the Pension Plan and the Executive Supplemental Plan, in the aggregate, is not substantially different from the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above. The estimates of annual retirement benefits reflected in such table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security as provided under the terms of the Pension Plan and the Executive Supplemental Plan.

  Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors determines the compensation of the executive officers of Cox Radio. The Compensation Committee currently consists of Paul M. Hughes and Ernest D. Fears, Jr., both of whom are independent directors.

  Performance Graph

     The following graph compares for the period beginning on September 26, 1996, the date Cox Radio's registration statement became effective and Cox Radio's initial public offering was priced at $18.50, and ending on December 31, 1998, the cumulative total return on Cox Radio's Class A Common Stock to the cumulative total returns on Standard & Poor's 500 Stock Index and on an index consisting of certain peer radio broadcasting companies with which Cox Radio competes (the "Peer Group Index"). The Peer Group Index is comprised of common stock of Jacor Communications, Inc., Chancellor Broadcasting Company, Clear Channel Communications Inc., Emmis Broadcasting Corporation and SFX Broadcasting Inc. and is weighted for the respective market capitalization of each company. The Peer Group Index has been modified from the Peer Group Index used for Cox Radio's 1998 Proxy Statement due to industry consolidation. The comparison assumes $100 was invested on September 26, 1996 in Cox Radio's Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

               Measurement Period
             (Fiscal Year Covered)                      CXR             S&P 500          Peer Group
9/26/96                                                     100.00            100.00            100.00
12/31/96                                                     94.59            106.57             84.16
6/30/97                                                     138.51            130.95            140.43
12/31/97                                                    217.55            144.80            194.68
6/30/98                                                     233.77            170.45            256.65
12/31/98                                                    228.37            186.18            257.04

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee administers compensation for executive officers. Cox Radio has developed a policy on executive compensation which is described in this report. This policy formed the basis of compensation decisions made by the Committee for 1998. This policy reflects Cox Radio's belief that stockholders are served well by executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

     In developing compensation plans and setting compensation levels, Cox Radio reviews competitive compensation data provided in the Towers Perrin Media Industry Survey: Broadcasting Industry Segment. This survey is based upon an examination of total compensation levels at companies with which Cox Radio competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis.

EXECUTIVE OFFICERS COMPENSATION

     The total compensation of executive officers consists of three components:

     - base salary;
     - annual incentive compensation; and
     - long-term incentive awards.

The philosophy of the Committee is that a substantial portion of total compensation should be at risk, based on Cox Radio's financial and operational performance. The at-risk components of total compensation are progressively greater for higher level positions.

BASE SALARY

     Base salary is designed to provide meaningful levels of compensation to executives, while helping Cox Radio manage its fixed costs. Salaries for top executives are determined annually, and are based on:

     - job scope and responsibilities;
     - length of service;
     - corporate, unit, and individual performance;
     - competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and
     - subjective factors.

In general, executive base salaries are targeted to the 75th percentile of the competitive data. The 1998 base salaries for the Named Executive Officers were approximately at the targeted 75th percentile of the competitive data.

ANNUAL INCENTIVE COMPENSATION

     Short-term incentives for 1998 were provided for executive officers under the "Annual Incentive Program." Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers, who have a material impact on Cox Radio's performance. Awards earned under the Program are contingent upon employment with Cox Radio through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control.

     Payouts under the Annual Incentive Program are determined based on:

     - annual base salary;
     - a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and
     - actual performance in the areas of operating cash flow, station ratings, station revenue share and other individual objectives.

In addition, the participant's contribution to results during the year is considered, and a discretionary award in the form of restricted stock may be made.

     Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The "minimum" goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The "maximum" goal reflects an ambitious level of performance which would only be attainable in an outstanding year.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive awards typically are granted annually to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with Cox Radio. Long-term incentives generally are provided through annual grants of nonqualified stock options under the LTIP. A stock option permits the holder to buy Cox Radio stock at a specific price during a specific period of time. As the price of

Cox Radio stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better Cox Radio performance and enhanced stock value. In general, stock option awards will be issued annually with an exercise price equal to the market price of Cox Radio's Class A Common Stock at the time of award.

     All options issued in 1996, 1997 and 1998 have a ten-year term. To encourage continued employment with Cox Radio, these options were designed to vest over a five-year period, with 60% becoming exercisable three years after the date of grant and an additional 20% becoming exercisable each year thereafter, except that, no sooner than six months after the date of the grant of the option, if the stock price achieved, and for a period of ten consecutive trading days, maintained a level equal to or greater than 140% of the price on the grant date, vesting would accelerate and these options would become fully exercisable. Due to the performance of Cox Radio's stock price, all options issued in 1996 and 1997 have vested, while options issued in 1998 have not yet vested.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above was applied in establishing Mr. Neil's compensation for 1998. Mr. Neil participated in the same executive compensation plans available to Cox Radio's other executive officers.

     In 1998, Mr. Neil had a base salary of $379,500. On the basis of Cox Radio's performance versus established goals, and Mr. Neil's individual performance, the Board of Directors determined that an annual bonus of $303,600 had been earned for 1998. Effective January 1, 1998, Mr. Neil was granted long-term incentive awards under the LTIP in the form of options for 26,544 shares of Class A Common Stock.

TAX DEDUCTIBILITY CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee of Cox Radio to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m).

                              Ernest D. Fears, Jr.
                                 Paul M. Hughes

                              CERTAIN TRANSACTIONS

     Cox Radio has entered into a revolving credit facility with Cox Enterprises (the "New Cox Enterprises Credit Facility"). Future borrowings under the New Cox Enterprises Credit Facility will accrue interest at the prime rate (as reported by The Chase Manhattan Bank N.A.) plus 1.5%.

     Cox Enterprises performs day-to-day cash management services for Cox Radio, whereby Cox Enterprises receives daily notification of Cox Radio's checks presented for payment and transfers funds from other sources to cover such checks. Settlements of debit or credit balances between Cox Radio and Cox Enterprises occur monthly at market interest rates. Certain other management services have been and will continue to be provided to Cox Radio by Cox Enterprises. Such services include rent, legal, corporate secretarial, tax, treasury, internal audit, risk management, purchasing and materials management, benefits (including pension plan) administration and other support services. In addition, Cox Interactive Media, Inc., a wholly-owned subsidiary of Cox Enterprises, has designed, developed and operated Internet sites and other similar facilities for Cox Radio in exchange for reasonable compensation. Cox Radio was allocated expenses for the years ended December 31, 1996, 1997 and 1998 of $1.5 million, $2.2 million, and $2.5 million, respectively, for such services. Allocated expenses are based on Cox Enterprises' estimate of expenses related to the services provided to Cox Radio in relation to those provided to other divisions of Cox Enterprises. Rent and occupancy expense is allocated based on occupied space. We believe that these allocations are made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had Cox Radio operated on a stand-alone basis. We have not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties could have been. The fees and expenses to be paid by Cox Radio to Cox Enterprises are subject to change.

     Cox Radio's accounts will be included in the Cox Enterprises consolidated federal income tax return for periods ended on or prior to October 2, 1996. Cox Radio's accounts will be included in certain state income tax returns of Cox Enterprises (or other Cox Enterprises subsidiaries) so long as such consolidation is advantageous to both Cox Enterprises and Cox Radio, and is permitted under applicable laws and regulations. Cox Radio has entered into a tax sharing agreement with Cox Enterprises to, among other things, provide that current federal (and, if applicable, state) income tax expenses and benefits are allocated on a separate return basis to Cox Radio based on the current tax year effects of the inclusion of its income, expenses and credits in the consolidated income tax returns of Cox Enterprises (or, if applicable, based on separate state income tax returns).

     As of January 4, 1999, Cox Radio purchased 39,952 shares of restricted stock from 17 participants in the LTIP whose shares vested on January 1, 1999. These shares of restricted stock were purchased at a price of $41.3125 per share, the closing price of the Class A Common Stock on January 4, 1999, for an aggregate purchase price of $1,650,517.

     Subsidiaries of Cox Radio have entered into leases with Cox Broadcasting with respect to studio and tower site properties in Atlanta and Dayton that are used for Cox Radio's radio operations and Cox Enterprises' television operations in those markets. The leases have one year terms and the annual rental cost in the aggregate will be less than $0.5 million.

                       SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 2)

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 1999. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998. Deloitte & Touche LLP (or its predecessors) has audited the financial statements of Cox Enterprises for many years.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of Cox Radio's Class A Common Stock and Class B Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

               APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

                                (PROPOSAL NO. 3)

     The Compensation Committee of the Board of Directors adopted the Cox Radio, Inc. 1999 Employee Stock Purchase Plan, a copy of which is attached hereto as Appendix A (the "Employee Stock Purchase Plan"), on March 10, 1999, subject to the approval of the stockholders of Cox Radio at the 1999 Annual Meeting. A total of 250,000 shares of Class A Common Stock have been authorized for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code. Under the terms of the Employee Stock Purchase Plan, eligible employees may subscribe to purchase shares of Class A Common Stock in a designated amount (the "Subscription Amount"). Eligible employees include employees who regularly are scheduled to work at least 20 hours per week and who have been employed by Cox Radio or its subsidiaries since at least February 1, 1999, including credit for past service performed for a radio station acquired by Cox Radio or one of its subsidiaries on or before August 1, 1999, pursuant to an exchange of assets or the purchase of substantially all of the assets or stock of a company. Approximately 1500 employees will be eligible to participate in the Employee Stock Purchase Plan. The Grant Date under the Employee Stock Purchase Plan shall be August 2, 1999.

     The price of the Class A Common Stock offered to employees will be 85 percent of the fair market value of the Class A Common Stock on the Grant Date. Shares will be offered to eligible employees for subscription during the period beginning on the Grant Date and ending 45 days thereafter (the "Subscription Period"). In order to participate, employees must authorize Cox Radio to withhold the Subscription Amount from their pay in substantially equal installments during the 25-month period beginning on the first day of the month next following the close of the Subscription Period. In no case shall an employee subscribe for more than $25,000 in Class A Common Stock during the 25-month period. An employee may elect to withdraw from the Employee Stock Purchase Plan at any time and may request that his or her aggregate contributions be refunded either in cash or in whole shares of Class A Common Stock, with any remaining amount refunded in cash or, at the option of the Compensation Committee, in fractional shares of Class A Common Stock. In the event the aggregate subscriptions exceed the authorized 250,000 shares of Class A Common Stock, each participant's subscription will be reduced on a pro rata basis. The Employee Stock Purchase Plan will be administered by the Management Committee of Cox Radio, whose members are appointed by the Board of Directors.

     Generally, no tax consequences will arise at the time an employee purchases Class A Common Stock under the Employee Stock Purchase Plan. If an employee disposes of the Class A Common Stock purchased under the Employee Stock Purchase Plan less than one year after the Class A Common Stock is transferred to him or her and within two years of the Grant Date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Class A Common Stock at the time of transfer to the employee and the amount paid by the employee for the Class A Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Class A Common Stock for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee.

     If an employee does not dispose of the Class A Common Stock purchased under the Employee Stock Purchase Plan until at least one year after the Class A Common Stock is transferred to him or her and at least two years after the Grant Date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Class A Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Class A Common Stock on the Grant Date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Class A Common Stock for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee. If an employee dies before disposing of the Class A Common Stock purchased under the Employee Stock Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee's death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death. Cox Radio generally will not be entitled to a deduction with respect to the Class A Common Stock purchased by an employee under the Employee Stock Purchase Plan, unless the employee disposes of the Class A Common Stock less than one year after the Class A Common Stock is transferred to the employee or less than two years after the Grant Date.

     The Employee Stock Purchase Plan may be amended, modified, or terminated by the Board of Directors in whole or in part at any time; provided that no such amendment, modification, or termination of the Employee Stock Purchase Plan may adversely affect the rights of, or obligations to, the participants without such participants' consent and any such amendment, modification, or termination will be subject to the approval of the stockholders to the extent required by any federal or state law or regulation of any stock exchange.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT ON FORM 10-K

     Cox Radio's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed herewith.

TRANSFER AGENT AND REGISTRAR

     Cox Radio's transfer agent and registrar is First Chicago Trust Company of New York, 525 Washington Blvd., Suite 4694, Jersey City, New Jersey 07310.

SUBMISSION OF STOCKHOLDER PROPOSALS

     It is anticipated that the 2000 Annual Meeting of Stockholders of Cox Radio will be held in May 2000. Any stockholders who intend to present proposals at the 2000 Annual Meeting of Stockholders, and who wish to have such proposals included in Cox Radio's Proxy Statement for the 2000 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Cox Radio not later than December 19, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Cox Radio's 2000 proxy materials.

                                          By Order of the Board of Directors,
                                          /s/ Andrew A. Merdek

                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 29, 1999

                                                                      APPENDIX A

                                COX RADIO, INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Cox Radio, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to provide a method by which eligible employees of Cox Radio, Inc. ("Company") and its subsidiary corporations may purchase shares of Class A Common Stock of the Company ("Shares") by payroll deductions and at favorable prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interest of the Company. The Plan is intended to meet the requirements for an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, (the "Code") and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the day it is approved by the shareholders of the Company.

2. ELIGIBILITY TO PARTICIPATE

     Any regular employee of the Company and of its subsidiary corporations who has been employed by the Company since February 1, 1999 is eligible to participate in the Plan. For this purpose, prior employment with a radio station acquired by the Company on or before August 1, 1999 through a purchase or exchange of assets or a purchase of stock will be counted as employment with the Company. A "regular employee" means any employee regularly scheduled to work at least 20 hours per week, including any such person on an authorized leave of absence. Notwithstanding the foregoing, any employee who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation thereof, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms "parent corporation" and "subsidiary corporation" have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

3. NUMBER OF SHARES TO BE OFFERED

     An aggregate 250,000 Shares will be offered for subscription under the Plan.

4. PURCHASE PRICE

     The purchase price per Share offered under this Plan will be 85 percent of the "Fair Market Value" of a Share determined as of the "Grant Date." "Fair Market Value" means the average of the closing prices per Share as reflected by composite transactions on the national securities exchange on which the Shares are listed throughout a period of the last ten (10) trading days ending on and including the Grant Date. The "Grant Date" will be August 2, 1999.

5. OFFERING OF SHARES FOR SUBSCRIPTION

     Shares will be offered to eligible employees for subscription during the period beginning with the Grant Date and ending on the date 45 days thereafter (the "Subscription Period"). To subscribe, an eligible employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of the Subscription Period. In the subscription agreement, the employee shall indicate the dollar amount of Shares for which the employee is subscribing to purchase (the "Subscription Amount").

6. METHOD OF PAYMENT

     Payment of an employee's Subscription Amount will be made through payroll deductions, and an employee's participation in the Plan is contingent on the employee providing the Company with written authorization to withhold payroll deductions. The Subscription Amount shall be withheld from the employee's pay in substantially equal installments each pay day during the 25 month period beginning on the first day of the month next following the close of the Subscription Period. Notwithstanding the foregoing, an employee may arrange to pay any installment due for any payroll period directly to the Company in the event the employee is on an authorized unpaid leave of absence during such payroll period.

7. LIMIT ON AMOUNT OF SHARES SUBSCRIBED

     Notwithstanding an employee's subscription agreement, the maximum amount that may be withheld from an employee's pay or otherwise paid to the Company for the purchase of Shares over the 25 month period referenced in Section 6 of the Plan shall not exceed $25,000. In the event of an oversubscription of Shares, each employee's subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Section 3 of the Plan.

8. PURCHASE OF SHARES

     Unless an employee previously has withdrawn from the Plan as provided in
Section 9 or otherwise has had his or her participation terminated as provided in Section 11, a participating employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The "Purchase Date" means the first day of the month next following the close of the 25 month period referenced in Section 6 of the Plan. The number of Shares purchased by the employee generally shall be equal to the whole number of Shares that may be purchased with the total amount of withheld payments made by the employee under the Plan that have not been refunded to the employee. Any amount remaining after the purchase of full Shares will be refunded to the employee without interest; provided, that the Committee (as defined hereafter in Section 14), to the extent otherwise permissible, reserves the right to authorize the purchase of fractional Shares in lieu of such refunds.

9. CHANGE IN PARTICIPATION AND WITHDRAWAL FROM PLAN

     A participating employee may reduce his or her Subscription Amount at any time, but on a prospective basis only, by giving written notice to that effect to the Company. Such a reduction shall take effect as soon as is administratively feasible following the date as of which the Company is so notified. An employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In such event, the employee may elect to have the entire amount he or she has paid to date applied to the purchase of whole Shares, with any remaining amount refunded in cash to the employee, or to have the entire amount paid to date refunded to the employee in cash without interest. Should any installment be due and unpaid for 30 days (as in the case of an unpaid leave of absence) without satisfactory arrangement for the payment being made within such period, the subscription shall be canceled automatically, the amount previously paid shall be refunded without interest to the employee in cash and the employee shall have no right to purchase Shares under the Plan.

10. RIGHTS NOT TRANSFERABLE

     An employee's rights under the Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee's lifetime. After Shares have been issued under the Plan, such Shares may be assigned or transferred the same as any other Shares.

11. TERMINATION OF RIGHTS

     In the case of termination of employment, including retirement or death, the participating employee or his or her beneficiary may elect within 30 days after the happening of such event to (i) receive in cash the full amount paid by the employee, or (ii) have the amount paid applied to the purchase of full Shares with any remaining funds refunded in cash to the employee or to his or her beneficiary without interest. A failure to make such election within such 30 day period will be treated as notice of cancellation and the full amount paid will be refunded without interest in cash to the employee. Each employee shall be permitted to designate his or her beneficiary under this Section 11, which designation shall be made in writing on a form prepared by or satisfactory to the Company and shall be delivered to the Company. In the event an employee does not so designate a beneficiary, any election rights under this Section 11 otherwise subject to delegation to a beneficiary will be deemed delegated to the employee's estate.

12. ISSUANCE OF SHARES

     As soon as is administratively feasible after the purchase of any Shares under the Plan, the employee or beneficiary will be issued a stock certificate for the number of Shares purchased. The Shares will be issued only in the name of the participating employee, or if directed by the employee or beneficiary, in the employee's or beneficiary's name and in the name of one other person as tenants by the entireties or joint tenants with right of survivorship.

13. APPLICATION OF FUNDS

     All funds held or received by the Company under this Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to employees and shall not be segregated from the general assets of the Company.

14. ADMINISTRATION

     The Plan shall be administered by the Management Committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall prescribe such rules as it deems necessary to administer the Plan and shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

15. AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided that no employee's then existing rights are adversely affected without his or her consent, and provided further that any amendment of the Plan, except as is provided in
Section 15 of the Plan, shall be subject to shareholder approval to the extent required by any Federal or state law or the rules of any stock exchange on which the Shares may be listed.

16. ADJUSTMENT OF SUBSCRIPTIONS

     In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

                             (COX RADIO INC. LOGO)

                                      COX
                               RADIO, INC. (LOGO)

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COX RADIO, INC.
                       FOR ANNUAL MEETING ON MAY 19, 1999

     The undersigned hereby appoints Robert F. Neil, Andrew A. Merdek and Maritza C. Pichon, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. ("Cox") to be held at 9:30 a.m. local time on Wednesday, May 19, 1999, at Corporate Headquarters at 1400 Lake Hearn Drive, NE, Atlanta, Georgia, or at any adjournment thereof, and to vote at such meeting the shares of stock of Cox the undersigned held of record on the books of Cox on March 19, 1999, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

                                                  (change of address/comments)
ELECTION OF DIRECTORS, NOMINEES:
1. David E. Easterly, 2. Ernest D. Fears, Jr.,     ----------------------------------------
3. Richard A. Ferguson, 4. Paul M Hughes,          ----------------------------------------
5. James C. Kennedy, 6. Robert F. Neil,            ----------------------------------------
7. Nicholas D. Trigony                             ----------------------------------------

INDEPENDENT AUDITORS:   (If you have written in the above space, please mark the
Deloitte & Touche LLP   corresponding box on the reverse side of this card)

     You are encouraged to specify your choices by marking the
appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'
recommendations. The proxies cannot vote your shares unless you      SEE REVERSE
sign and return this card or vote by telephone or Internet.              SIDE


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

     [X] Please mark your
         votes as in this
         example.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------

                  FOR    WITHHELD                          FOR  AGAINST  ABSTAIN
1. Election of    [ ]      [ ]      2. Ratification of     [ ]    [ ]      [ ]    4. In the discretion of     Change of Address  [ ]
   Directors.                          appointment of                                the proxies named        Comments on
   (see reverse)                       independent                                   herein, the proxies      Reverse Side
                                       auditors.                                     are authorized to vote
For, except vote withheld                                                            upon other matters as    I plan to attend   [ ]
from the following nominee(s):      3. Approval of 1999    [ ]    [ ]      [ ]       are properly brought     the meeting.
                                       Employee Stock                                before the meeting.
                                       Purchase Plan.
---------------------------------

                                          All as more particularly described in
                                          the Proxy Statement relating to such
                                          meeting, receipt of which is hereby
                                          acknowledged.

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such.

                                          --------------------------------------

                                          --------------------------------------
                                          SIGNATURE(S)          DATE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                      COX
                               RADIO, INC. (LOGO)

                         VOTE BY TELEPHONE OR INTERNET
                            QUICK * EASY * IMMEDIATE

Cox Radio, Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 8:00 a.m. Eastern time on May 19, 1999.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:      ON A TOUCH-TONE TELEPHONE DIAL 1-800-OK2-VOTE
                    (1-800-652-8683) FROM THE U.S. AND CANADA OR DIAL
                    1-201-324-0377 FROM OTHER COUNTRIES.
                    You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card.
                    Then follow the instructions.

                                       OR

VOTE BY INTERNET:   POINT YOUR BROWSER TO THE WEB ADDRESS:
                    http://www.vote-by-net.com
                    Click on the "Vote Your Proxy" Icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:       Mark, sign and date your proxy card and return it in the
                    postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.